Independent Auditor’s Report

To the Directors
Lightning Poker, Inc.
Boothwyn, Pennsylvania

We have audited the accompanying balance sheet of Lightning Poker, Inc. f/k/a Pokermatic, Inc. as of December 31, 2006 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lightning Poker, Inc. as of December 31, 2006, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Blue Bell, Pennsylvania January 29, 2008	/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP is a member firm of RSM International –
an affiliation of separate and independent legal entities.

Lightning Poker, Inc. Balance Sheets

	December 31, 2006	September 30, 2007
		(unaudited)
Assets
Current Assets
Cash	$310,145	$3,852,706
Accounts receivable	-	438,902
Inventory	169,341	728,939
Prepaid expenses and note receivable	-	48,358
Total Current Assets	479,486	5,068,905

Property and Equipment, net	236,786	738,927

Other Assets	-	37,951

Total Assets	$716,272	$5,845,783

Liabilities and Stockholders' Deficit
Current Liabilities
Notes payable	$1,495,745	$1,428,719
Accounts payable	320,901	359,869
Accrued expenses	104,109	536,851
Total Current Liabilities	1,920,755	2,325,439

Long Term Debt
Long term notes payable	-	6,600,655
Interest payable	-	268,765
Total Long Term Debt	-	6,869,420

Commitments

Stockholders' Deficit
Capital stock, authorized 50,000,000 shares, no par value, 4,100,727 and 4,300,727 shares issued and outstanding at December 31, 2006 and September 30, 2007, respectively.	2,031,636	2,546,441
Accumulated deficit	(3,236,119)	(5,895,517)
Total Stockholder's Deficit	(1,204,483)	(3,349,076)

Total Liabilities and Stockholders’ Deficit	$716,272	$5,845,783

See Notes to Financial Statements

Lightning Poker, Inc. Statement of Operations
	Year Ended December 31,		Nine Months Ended September 30,
	2006	2005	2007	2006
			(Unaudited)	(Unaudited)
Revenues
Sales of systems and parts	$-	$-	$1,257,014	$-
Lease revenues	-	-	148,679	-
Total revenues	-	-	1,405,693	-

Costs and operating expenses
Cost of products sold	-	-	604,889	-
Operating expenses	180,703	-	565,282	88,789
Research and development	1,550,314	142,730	1,004,767	995,038
Selling general & administrative expenses	1,138,494	75,213	1,287,197	773,429
Depreciation expense	47,357	-	164,195	23,679
Total costs and operating expenses	2,,916,868	217,943	3,626,330	1,880,935

Operating loss	(2,916,868)	(217,943)	(2,220,637)	(1,880,935)

Non Operating Income (Expense)
Net interest expense	(95,970)	-	(454,706)	(23,769)
Other income	-	-	15,945	-
Net loss	$(3,012,838)	$(217,943)	$(2,659,398)	$(1,904,704)

See Notes to Financial Statements

Lightning Poker, Inc. Statements of Stockholders’ Equity (Deficit) (Unaudited with respect to the nine months ended September 31, 2007)

	Capital Stock		Accumulated	Member Units
	Shares	Amount	Deficit	Shares	Amount	Total
Balance December 31, 2004	-	$ -	$ (5,338)	636,000	$ 37,500	$ 32,162
Net loss	-	-	(217,943)	-	-	(217,943)
Sale of member units	-	-	-	2,364,000	141,000	141,000
Conversion of member units	3,000,000	178,500	-	(3,000,000)	(178,500)	-
Sale of common stock	473,000	473,000	-	-	-	473,000
Balance December 31, 2005	3,473,000	651,500	(223,281)	-	-	428,219
Net loss			(3,012,838)	-	-	(3,012,838)
Sale of common stock	627,727	644,400	-	-	-	644,400
Stock based compensation	-	173,534	-	-	-	173,534
Issuance of warrants	-	562,202	-	-	-	562,202
Balance December 31, 2006	4,100,727	2,031,636	(3,236,119)	-	-	(1,204,483)
Net loss	-	-	(2,659,398)	-	-	(2,659,398)
Issuance of warrants	-	223,264	-			223,264
Sale of common stock	200,000	220,000	-	-	-	220,000
Stock based compensation	-	71,541	-	-	-	71,541
Balance September 30, 2007 (unaudited)	4,300,727	$2,546,441	$(5,895,517)	-	$-	$(3,349,076))

See Notes to Financial Statements

Lightning Poker, Inc. Statement of Cash Flows

Year Ended December 31,		Nine Months Ended September 30,
2006	2005	2007	2006
		(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(3,012,838)	$(217,943)	$(2,659,398)	$(1,904,704)
Adjustments to reconcile net loss to net cash used in operating activities;
Gain on sale of equipment	-	-	(122,118)	-
Proceeds from sale of equipment	-	-	186,000	-
Depreciation	47,357	-	164,195	23,679
Stock based compensation	231,481	-	289,462	145,160
Member units issued for patent	-	17,500	-	-
Common stock issued for license	20,000	-	-	20,000
Changes in assets and liabilities
Increase in accounts receivable	-	-	(438,902)	-
Increase in inventories	(169,341)	-	(559,598)	-
Increase in prepaid expenses and other assets			(86,309)
Increase in accounts payable	275,926	39,637	77,940	224,128
Increase in accrued interest	-	-	268,765	-
Increase in accrued expenses	104,109	-	413,343	26,591
Net cash (used in) operating activities	(2,503,306)	(160,806)	(2,466,620)	(1,465,146)

Cash flows from investing activities
Purchase of equipment	(283,402)	(741)	(710,819)	(283,402)

Net cash used in investing activities	(283,402)	(741)	(710,819)	(283,402)

Cash flow from financing activities
Proceeds from issuance of notes	2,000,000	-	6,500,000	1,000,000
Proceeds from sale of stock	624,400	473,000	220,000	624,400
Proceed from issuance of member units	-	161,000	-	-

Net cash provided from financing activities	2,624,400	634,000	6,720,000	1,624,400

Net increase (decrease) in cash	(162,308)	472,453	3,542,561	(124,148)

Cash beginning	472,453	-	310,145	472,453
Cash ending	$310,145	$472,453	$3,852,706	$348,305

Supplemental Disclosure of cash Flow Information:
Non cash financing activities:
Issuance of capital stock warrants in connection with notes payable	$562,202	-	$223,264	$284,139
Conversion of member units to capital stock	$-	$178,500	$-	$-
See Notes to Financial Statements

 Lightning Poker, Inc. Notes to Financial Statements (unaudited with respect to the nine months ended September 30, 2007 and 2006)

Note 1.   Nature of Business and Summary of Significant Accounting Policies

Nature of Business: Lightning Poker, Inc., a Pennsylvania corporation (“Lightning Poker”), was formed to manufacture and market fully automated, proprietary electronic poker tables to commercial and tribal casinos, card clubs, other gaming and lottery venues, bars and restaurants and the home market.  Lightning Poker’s  product is designed to improve economics for casino operators while improving overall player experience.

Through December 31, 2006 Lightning Poker was considered a development stage company. During 2007, Lightning Poker increased its customer base and commenced leasing and sales of electronic poker tables  to a point that it no longer believes this classification is necessary.

Lightning Poker’s activities through December 31, 2006 principally related to the development of its proprietary electronic poker tables, assembling and training personnel and applying for and obtaining the required licenses and certifications to operate in certain jurisdictions in the gaming industry.

From April 1, 2004 (inception) through June 1, 2005, Lightning Poker operated as a limited liability company, Pokermatic, L.L.C.  On June 1, 2005 Lightning Poker incorporated under the name Pokermatic, Inc.  In September 2006 Pokermatic Inc. changed its name to Lightning Poker, Inc.

The accompanying financial statements have been prepared on a going concern basis, which assumes realization of all assets and settlement or payment of all liabilities in the ordinary course of business. Lightning Poker has limited capital resources, net operating losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future. The generation of cash flow sufficient to meet our cash needs in the future will depend on our ability to obtain the regulatory approvals required to distribute our System and successfully market it to casinos and card clubs. Based on our cash flow projections and anticipated revenues, Lightning Poker believes it will be able to support its operations for the foreseeable future, and it does not expect to have to raise additional capital to fund its operations. However, if sales of the System do not meet, or its expenses exceed, its projections, Lightning Poker may need to raise additional funds through  a public or private offering of securities or a credit facility. If that becomes necessary, there is no assurance that Lightning Poker would be able to obtain such financing, if at all, or on reasonable terms. If Lightning Poker needs additional funding and is unable to obtain it,  its financial condition would be adversely affected. In that event, it would have  to postpone or discontinue planned operations and projects. Lightning Poker’s continuance as a going concern is dependent upon these factors, among others. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In January 2007, Lightning Poker entered into an exclusive licensing and distribution agreement with Shuffle Master, Inc. (“Shuffle Master”).  Pursuant to the agreement, Shuffle Master acts as the worldwide exclusive distributor of Lightning Poker’s products to the gaming industry.  In exchange for distributing the product, Shuffle Master will receive a fixed distribution fee for each system placed into operation.  The initial term of the agreement is for ten years and is renewable for an additional five year term at Shuffle Master's option if specific minimum order requirements are met.  Shuffle Master must also achieve certain minimum order requirements during the first five years of the agreement to retain exclusive distribution rights.  In addition to selling systems, Shuffle Master is responsible for carrying out all service and maintenance on systems and will receive all the service revenues.

On November 12 , 2007 Lightning Poker completed the  acquisition of certain assets of Poker Automation LLC, a California Limited Liability Company (“Poker Automation"), pursuant to an Asset Purchase Agreement. In connection with the completion of the acquisition and in consideration for the assets acquired, Lightning Poker paid $400,000 in cash at closing. In addition 344,058 shares of Lighting Poker's stock are issuable to Poker Automation (consisting of Poker Automation members and possibly certain creditors).

On January 29, 2008, under the Agreement and Plan of Merger dated September 28, 2007 (the “Merger Agreement”), Lightning Gaming, Inc.( formerly known as  Red Pearl Acquisition Corp.) (the “Company”) completed a merger (the "Merger") with Lightning Poker. As a result of the Merger, LPI Acquisition Corp. a Pennsylvania corporation and wholly-owned subsidiary of the Company, merged with and into Lightning Poker and Lightning Poker became a wholly-owned subsidiary of the Company.

Lightning Poker, Inc. Notes to Financial Statements (unaudited with respect to the nine months ended September 30, 2007 and 2006) (Continued)

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

The unaudited balance sheet as of September 30, 2007 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the nine months ended September 30, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and Item 310  of Regulation S-B promulgated by the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals, considered necessary for a fair statement of the results of these interim periods have been included. The results of operations for the nine months ended September  30, 2007 and 2006 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2007.

A summary of Lightning Poker’s significant accounting policies is as follows:

Revenue Recognition: Lightning Poker generates revenue from leasing and sale of the Lightning Poker electronic poker table and from providing maintenance and support services to its customers. We recognize revenue in accordance with Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition (as amended by SOP No. 98-4 and  98-9)  and Staff Accounting Bulletin (“SAB”) No.101, updated by SAB Nos.  103 and 104, “Update of Codifications of Staff Accounting Bulletins.”

Lightning Poker recognizes revenue from the sale or lease of the Lightning Poker table when persuasive evidence of an agreement exists, the sales price is fixed or determinable, the Lightning Poker table is delivered and collectibility is reasonably assured. Agreements are based on either a fixed monthly fee or a pre-determined percentage of the “rake”, which is the amount the casino or card club charges for each hand of poker.

If multiple product deliverables are included under a sale or license agreement, we intend to allocate revenue to each product based upon their respective fair values against the total contract value and defer revenue recognition on those deliverables where we have not met all requirements of revenue recognition. As of September 30, 2007, there were no multiple product delivery agreements entered into by Lightning Poker.

Lightning Poker intends to recognize revenue from maintenance and support services ratably over the term of the software support services agreement when such agreements are executed. We intend to recognize any revenues from professional services not essential to the customers’ use of the software under time-and-materials-based agreements as services are performed.

Revenues from four casino customers represented 87% of total revenues for the nine months ended September 30, 2007.

Use of Estimates:  The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash: For the purposes of reporting the statement of cash flows, Lightning Poker considers all cash accounts and highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Lightning Poker maintained and will maintain cash balances with highly reputable financial institutions, which at times throughout the year exceeded the federally-insured amount. Lightning Poker has not experienced any  losses from deposits above the federally-insured amount.

Concentrations of Credit Risk: Financial instruments that subject us to credit risk primarily consist of cash and trade receivables. Lightning Poker’s credit risk is managed by investing cash  primarily in high-quality financial institutions. Accounts receivable include amounts owed by various customers and groups of customers. No collateral is required. Accounts receivable are not sold or factored. Lightning Poker periodically reviews its trade receivables in determining its allowance for doubtful accounts and at December 31, 2006 and September 30, 2007, allowance for doubtful accounts receivables was $0 and $13,635, respectively.

Receivables and Allowance for Doubtful Accounts: Lightning Poker regularly evaluates the collectability of its trade receivable balances based on a combination of factors. When a customer’s account becomes past due, we initiate dialogue with the customer to determine the cause. If it is determined that the customer will be unable to meet its financial obligation to us, such as in the case of a bankruptcy filing, deterioration in the customer’s operating results or financial position or other material events impacting its business, we record a specific reserve for bad debts to reduce the related receivable to the amount we expect to recover given all information presently available. As of December 31, 2006 and September 30, 2007, Lightning Poker recorded a reserve of $0 and $13,635, respectively. Except for this reserve, Lightning Poker believes all of its other receivables are collectible. If circumstances related to specific customers change, our estimates of the recoverability of receivables could materially change. Recoveries of receivables previously written off are recorded when recovered.

Lightning Poker, Inc. Notes to Financial Statements (unaudited with respect to the nine months ended September 30, 2007 and 2006)  (Continued)

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

At September 30, 2007 accounts receivables from two casino customers represented 89% of total accounts receivable.

Patents. Lightning Poker expenses legal fees and application costs related to its patent application process. There is a high degree of uncertainty in the outcome of approval for any of our patents. Once the patents are approved, any costs incurred to defend and register these patents will be capitalized.

Research and Development : Research and development costs are charged to expense when incurred and are included in the statement of operations, except when certain qualifying expenses are capitalized in accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 86. As of December 31, 2006 and September 30, 2007, no amounts had been capitalized.

Inventories:  Inventories are stated at the lower of cost or market using the first-in, first-out method.

Property and Equipment:  Property and equipment are recorded at cost. Depreciation is computed using the straight line method the estimated useful lives of 3 years.

Income Taxes:  Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Lighting Poker adopted Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, or FIN 48, "Accounting for Uncertainty in Income Taxes, as interpretation of FASB Statement No. 100." FIN 48 clarifies the uncertainty in income taxes recognized in financial statements.  It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation became effective for Lightning Poker beginning in 2007. The adoption by Lightning Poker of FIN 48 did not have any material impact on its results of operations, financial position or cash flows.

Advertising:  Lightning Poker expenses advertising costs as incurred.  Advertising expense for the years ended December  31, 2006 and 2005 and for the nine months ended September 30, 2007 and 2006 was $21,299, $0, $0 and $18,717, respectively.

Impairment of Long-Lived Assets:  Lightning Poker reviews its long-lived assets, including property and equipment and patents and licenses, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.  To determine the recoverability of its long-lived assets, Lightning Poker evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets.

Stock Option Plan:  Lightning Poker has an equity-based compensation plan which is more fully described in Note 7.  Lightning Poker accounts for its equity based compensation plan under SFAS No. 123R, “Share Based Payments”.  Compensation expense has been recognized in connection with the options granted after December 31, 2005 pursuant to SFAS No. 123R.  All options have been granted with an exercise price equal to the fair value of Lightning Poker’s capital stock on the date of grant.

Reclassifications: Various revenue and expenses for the year ended December 31, 2006 have been reclassified, without any effect on the net loss for that year, to conform to the classifications used for the current year when the Company became an operating company as explained further above in this Note 1.

Lightning Poker, Inc. Notes to Financial Statements (unaudited with respect to the nine months ended September 30, 2007 and 2006) (Continued)

Note 2.   Inventory

Inventory  consisted of the following:

	December 31, 2006	September 30, 2007
Finished tables	$73,271	$487,220
Raw materials	96,070	241,719
Inventory	$169,341	$728,939

Note 3. Property and Equipment

Property and equipment consisted of the following:

	December 31, 2006	September 30, 2007
Equipment, principally tables for lease	$284,143	$931,018
Furniture and fixtures	-	10,565
Property and equipment	284,143	941,583
Less accumulated depreciation	47,357	202,656
Property and equipment, net	$236,786	$738,927

Note 4.   Debt

Notes Payable consist of the following

	December 31, 2006	September 30, 2007
Notes Payable 8% interest due 2009	$2,000,000	$-
Notes Payable 8% interest due 2008	-	1,500,000
Less: unamortized fair value of warrants	(504,255)	(71,281)
Notes payable	$1,495,745	$1,428,719

The Notes Payable due in 2009 contain certain non-financial covenants, which Lightning Poker did not meet as of December 31, 2006.  Accordingly, at December 31, 2006 the debt is shown as current.  As a result of the financing in June 2007 the lender waived the non-financial requirements. At September 30, 2007 the Notes Payable due in 2009 have been reclassified to Long term Debt.

In January 2007, Lightning Poker borrowed $1,000,000 under a one year loan agreement with interest at 8% per annum.  At the discretion of the lender, all principal and interest outstanding on the loan may be converted into shares of Lightning Poker's capital stock issued in Lightning Poker's next equity financing at the same price and upon the same terms as the shares issued in the next equity financing.  In connection with the loan Lightning Poker issued a warrant to purchase 388,802 shares of Lightning Poker's capital stock at an exercise price equal to $1.286 per share of stock.  The warrant is exercisable through January 31, 2012.

In April 2007, Lightning Poker amended the January 2007 loan agreement and borrowed an additional $500,000 at 8% interest per annum for one year.  At the discretion of the lender, all principal and interest outstanding on the loan may be converted into shares of Lightning Poker's capital stock issued in Lightning Poker's next equity financing at the same price and upon the same terms as the shares issued in the next equity financing.  In connection with the loan Lightning Poker issued a warrant to purchase 194,401 shares of Lightning Poker's capital stock at an exercise price equal to $1.286 per share of stock.  The warrant is exercisable through January 31, 2012.

Also in April 2007, Lightning Poker entered into two loan agreements, borrowing $100,000 through each, at 8% interest per annum

Lightning Poker, Inc. Notes to Financial Statements (unaudited with respect to the nine months ended September 30, 2007 and 2006) (Continued)

Note 4. Debt ( Continued)

for one year. The loans have been repaid.  In connection with the loans, Lightning Poker issued warrants to purchase in total  77,760 shares of Lightning Poker's capital stock at an exercise price  of $1.286.

Long Term Notes Payable consists of the following:

September 30, 2007
Notes Payable 8% interest due 2009	$2,000,000
Notes Payable 8% interest due 2010	5,000,000
Total notes payable	7,000,000
Less: unamortized fair market value of warrants	(399,345)
Total long term debt	$6,600,655

In June 2007, Lightning Poker entered into a $5,000,000 three year loan agreement with interest at 8% per annum.  The Notes issued under the loan agreement are secured by the assets of Lightning Poker.  In connection with the loan Lightning Poker issued warrants to purchase 1,944,012 shares of Lightning Poker's capital stock at an exercise price equal to $2.572 per share of stock.  The warrants are exercisable through June 2012.

Lightning Poker borrowed $4,000,000 and $1,000,000 in June 2007 and July 2007, respectively under the June 2007 loan agreement.

Interest is payable at maturity of the Notes.

Substantially all of Lightning Poker’s assets are pledged as collateral on debt.

In accordance with the loans obtained by Lightning Poker, the lenders hold  warrants, whereby they may purchase 4,453,157 shares of Lightning Poker’s stock at any time through June 2012 at a price ranging between $1.10 and $2.25 per share.  The purchase price shall be subject to adjustment from time to time pursuant to the provisions of the respective warrant agreements.  The fair value of each warrant is estimated on the date of issuance using the Black-Scholes option pricing model (see Note 6 for the assumptions used in the model). Expense recognized for the years ended December 31, 2006 and 2005 and for the nine months ended September 30, 2007 and 2006  related to these warrants was $57,947, $0, $209,368 and $15,785, respectively, and was included in interest expense. The expense related to the warrants is expected to be recognized  over the period of the related debt.

 Note 5.   Commitments

Lease Commitments:  Through January 2007 Lightning Poker leased its corporate office under a month-to-month lease.  Rental expense under this lease was $20,952, $0, $1,900 and $15,886 for the years ended December 31, 2006 and  2005 and the nine months ended September 30, 2007 and 2006, respectively.

Effective February 2007, Lightning Poker leases its corporate office under a noncancelable operating sublease expiring in March 2010.  In addition to minimum lease payments, the lease requires Lightning Poker to pay for certain operating expenses and utilities. Rental expense under this lease was $41,250 for the nine months ended September 30, 2007.

Future minimum lease payments  are as follows:

Year Ending December 31,	Amount
2007	$61,875
2008	61,875
2009	61,875
2010	10,313
$195,938

Lightning Poker, Inc. Notes to Financial Statements (unaudited with respect to the nine months ended September 30, 2007 and 2006) (Continued)

Note 5. Commitments ( Continued)

Lightning Poker has entered into  non exclusive licensing agreements with two vendors whereby Lightning Poker is required to pay the vendors for maintenance fees  and software licenses  used in conjunction with Lightning Poker’s products.

Note 6.   Stockholders’ Deficit

Stock Option Plan:  On March 8, 2006, Lightning Poker adopted the 2006 Equity Incentive Plan (the “Stock Plan”) to enable Lightning Poker to offer key employees, consultants and directors equity interests in Lightning Poker, thereby helping to attract, retain and motivate such persons to exercise their best efforts on behalf of Lightning Poker.  The options are granted at the discretion of the Board of Directors and, at September 30, 2007, the maximum aggregate number of shares of capital stock issuable  under the Stock Plan was  2,000,000.  The purchase price of each option will be determined by the Board at the time the option is granted, but in no event will be less than 100% of the fair market value of the common stock at the time of grant.  Options are exercisable within 10 years of the date of grant. During 2006 and 2007, Lightning Poker issued 240,000 and 500,000 non-qualified stock options to a stockholder and former director of Lightning Poker and to a stockholder, officer and director, respectively.  At December 31, 2006 and September 30, 2007 1,128,000 and 1,891,000 shares, respectively, had been granted to certain directors, officers and employees of Lightning Poker.

Options generally vest at 20% per year starting from the grant date and are fully vested after five years.  The options can be exercised in partial or full amounts upon a change in control and at such other times as specified in the award agreements.

As permitted under accounting principles generally accepted in the United States of America, options granted under the plan are accounted for under SFAS No. 123R, Share Based Payments, and its related interpretations.  Accordingly, compensation costs of $173,534, $71,541 and $129,375 have been recognized for the year ended December 31, 2006, and for the nine months ended September 30, 2007 and 2006, respectively.

A summary of option transactions in 2007 and 2006 is as follows:

		Weighted
		Average
	Shares	Exercise Price

Outstanding at beginning of year	-	$-
Options granted	2,316,000	1.68
Options exercised	-	-
Options cancelled	(1,188,000)	2.23
Options at December 31, 2006	1,128,000	1.10
Options granted	835,000	2.06
Options exercised	-	-
Options cancelled	(72,000)	1.10
Options at September 30, 2007	1,891,000	1.52
Options exercisable at September 30, 2007	404,600	1.10
Shares available for grant at September 30, 2007	109,000

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model that used the assumptions noted in the following table.  Expected volatility is based upon publicly traded companies with characteristics similar to Lightning Poker.

Lightning Poker, Inc. Notes to Financial Statements (unaudited with respect to the nine months ended September 30, 2007 and 2006) (Continued)

Note 6.   Stockholders’ Deficit (Continued)

characteristics.  Lightning Poker uses historical data to estimate option exercise and employee termination within the valuation model.  The expected term of options granted represents the period of time that options granted are expected to be outstanding.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

		Nine Months ended
		September 30,
	2006	2007	2006

Weighted average volatility	19%	18%	19%
Expected dividends	0	0	0
Expected term (in years)	10	10	10
Weighted average risk free interest rate	4.7%	4.8%	4.8%

The weighted average grant-date fair value of options granted during the twelve months ended December 31, 2006 and the nine months ended September 30, 2007 and 2006 was $.31, $.28 and $.17, respectively.

Stock-based compensation expense is recognized in the statement of operations based on awards ultimately expected to vest and may be reduced for estimated forfeitures.  Lightning Poker estimated 0% forfeitures for the stock options that were granted in 2006 and 2007.

The following table summarizes information with respect to stock options outstanding at December 31, 2006:

Options Outstanding	Vested Options
Weighted
	Average	Weighted			Weighted	Weighted
	Remaining	Average	Aggregate		Average	Average	Aggregate
	Contractual	Exercise	Intrinsic		Exercise	Contractual	Intrinsic
Number	Life (Years)	Price	Value	Number	Price	Term (Years)	Value
1,128,000	9.5	$1.10	-	401,600	$1.10	9.6	-

The following table summarizes information with respect to stock options outstanding at September 30, 2007:

Options Outstanding	Vested Options
Weighted
	Average	Weighted			Weighted	Weighted
	Remaining	Average	Aggregate		Average	Average	Aggregate
	Contractual	Exercise	Intrinsic		Exercise	Contractual	Intrinsic
Number	Life (Years)	Price	Value	Number	Price	Term (Years)	Value
1,891,000	7.98	$1.52	-	404,600	$1.10	8.8	-

As of September 30, 2007, there was approximately $605,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Stock Plan.  The cost is expected to be recognized over a weighted-average period of 3.7 years.

Warrants:  In accordance with the loans obtained by Lightning Poker (Note 4), the lenders hold  warrants, whereby they may purchase 4,453,157 shares of Lightning Poker’s stock at any time through June 2012 at a price ranging between $1.10 and $2.25 per share.  The purchase price shall be subject to adjustment from time to time pursuant to the respective provisions of the warrant agreements.

Lightning Poker, Inc. Notes to Financial Statements (unaudited with respect to the nine months ended September 30, 2007 and 2006) (Continued)

Note 6.   Stockholders’ Deficit (Continued)

 Warrants (Continued):

The following table is a summary of Lightning Poker’s warrant activity for the year ended December 31, 2006 and the nine months ended September 30, 2007:

		Weighted
	Warrants	Average
	Outstanding	Exercise Price

Outstanding at beginning of year	-	$-
Warrants granted	1,818,182	1.10
Warrants exercised	-	-
Warrants cancelled	-	-
Warrants at December 31, 2006	1,818,182	1.10
Warrants granted	2,634,975	2.25
Warrants exercised	-	-
Warrants cancelled	-	-
Warrants at September 30, 2007	4,453,157	1.77
Warrants exercisable at September 30, 2007	4,453,157	1.77

The following table summarizes information with respect to warrants outstanding at December 31, 2006:

Warrants Outstanding	Vested Warrants
Weighted
	Average	Weighted			Weighted
	Remaining	Average	Aggregate		Average	Aggregate
	Contractual	Exercise	Intrinsic		Exercise	Intrinsic
Number	Life (Years)	Price	Value	Number	Price	Value
1,818,182	4.5	$1.10	-	1,818,182	$1.10	-

The following table summarizes information with respect to warrants outstanding at September 30, 2007:

Warrants Outstanding	Vested Warrants
Weighted
	Average	Weighted			Weighted
	Remaining	Average	Aggregate		Average	Aggregate
	Contractual	Exercise	Intrinsic		Exercise	Intrinsic
Number	Life (Years)	Price	Value	Number	Price	Value
4,453,157	4.3	$1.77	-	4,453,157	$1.77	-

Lightning Poker, Inc. Notes to Financial Statements (unaudited with respect to the nine months ended September 30, 2007 and 2006) (Continued)

Note 6. Stockholders’ Deficit (continued)

 The weighted average fair value of each warrant granted for the year ended December 31, 2006 and the nine  months ended September 30, 2007 and 2006 was $.008, $.31 and $.008, respectively. The fair value of each warrant is estimated on the date of grant using the Black-Scholes option pricing model, with the following assumptions for the year ended December 31, 2006 and the nine months ended September 30, 2007 and 2006:
		Nine Months ended
		September 30,
	2006	2007	2006

Weighted average volatility	19%	18%	19%
Expected term (in years)	5	5	5
Weighted average risk free interest rate	5%	5.1%	5%
Expected dividend yield	-	-	-

Note 7.   Income Taxes

Lightning Poker accounts for income taxes under the provisions of SFAS No.109, “Accounting for Income Taxes”.  SFAS No.109 provides for the recognition and measurement of deferred income tax benefits and liabilities based on the likelihood of their realization in future years.  A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that a portion of the deferred benefits will not be realized.

The components of the income tax provision (benefit) for the years ended December 31, 2006 and 2005 and  nine months ended September 30, 2007 and 2006  are as follows:

			Nine Months ended
	Year ended December, 31		September 30,
	2006	2005	2007	2006

Current tax expense:
Federal	$-	$-	$-	$-
State	-	-	-	-
	$-	$-	$-	$-

Deferred tax benefit:
Federal	$887,000	$30,500	$729,000	$573,000
State	286,600	9,800	235,000	185,000
Valuation reserve	(1,173,600)	(40,300)	(964,000)	(758,000)
Net deferred tax asset	$-	$-	$-	$-

Net deferred tax assets consist of the following components as of December 31, 2006 and September 30, 2007:
	December 31, 2006	September 30, 2007

Deferred tax asset:
Net operating loss carryforward	$1,076,000	$2,029,000
Start up costs	54,000	59,000
Stock based compensation	46,000	46,000
Other	38,000	44,000
	1,214,000	2,178,000
Less valuation allowance	(1,214,000)	(2,178,000)
Net deferred taxes	$-	$-

A reconciliation of income tax expense at statutory rates to the income tax expense reported in the statements of operations is as follows for the years ended December 31, 2006 and 2005 and for the nine months ended September 30, 2007 and 2006.

			Nine Months ended
	Year ended December, 31		September 30,
	2006	2005	2007	2006

Federal tax benefit at statutory rate	$(1,024,365)	$(74,101)	$(904,195)	$(647,599)
State tax benefit net of federal taxes	(262,928)	-	(155,350)	(105,600)
SFAS 123R expense on stock options	59,014	-	24,324	43,988
Increase in valuation allowance	1,173,562	40,308	964,194	660,288
Other	54,717	33,793	71,027	48,923
Income tax expense	$-	$-	$-	$-

Lightning Poker, Inc. Notes to Financial Statements (unaudited with respect to the nine months ended September 30, 2007 and 2006) (Continued)

Note 7. Income Taxes (Continued)

As of December 31, 2006 and September 30, 2007, Lightning Poker had available, for federal and state income tax purposes, net operating loss (“NOL”) carryforwards of approximately $2,700,000 and $5,000,000, respectively, which expire at various times through 2027.  The utilization of the NOL carryforwards is dependent upon the ability of Lightning Poker to generate sufficient taxable income during the carryforward periods.  The NOL carryforwards are also subject to certain limitations on their utilization should changes in Company ownership occur.

Note 8. Related Party Transactions

In August 2007, Lightning Poker loaned Brian Haveson, its CEO, the sum of $40,000 (the "Loan"). The proceeds of the Loan were used by Mr. Haveson to purchase all of the outstanding stock of the Company, pursuant to the Stock Purchase Agreement dated August 17, 2007 (the "Stock Purchase Agreement") with Golden Buffalo Capital,  LLC (“ Golden Buffalo”). Under the terms of the Loan and Merger Agreement, at the time of the Merger the shares of the Company held by Mr. Haveson were cancelled with no obligation on the part of the Company to pay any  consideration to Mr. Haveson  and the Loan was discharged.

In 2006 Lightning Poker borrowed $2,000,000  under a three -year loan agreement with Co Investment Fund II LP( “CI II”). In 2007 Lightning Poker borrowed $1,500,000 under a one- year loan agreement with CI II and $2,000,000 under a three -year loan agreement with  CI II (the 2006 and 2007 loans collectively, the “ CI II Loans”) . CI II  is managed by Cross Atlantic and  is a 5% shareholder. Mr. Caldwell, a director is the founder and CEO and  Mr. Tecce, also a director, is a  managing director of Cross Atlantic and of counsel of Buchanan Ingersoll & Rooney PC.  In connection with the CI II Loans, Lightning Poker issued to CI II warrants to purchase 3,178,990 shares of common stock. The aggregate fair market value of the warrants at the time Lightning Poker issued them was $706,088. During 2006 interest on the CI II Loans amounted to $ 46,465 and for 2007, interest on the  CI II Loans amounted to $342,600. During 2006 and  2007, we made no  principal payments on the CI II Loans.  As of January 29, 2008, the aggregate outstanding principal amount of the CI II Loans was $5,500,000.

Pursuant to the Merger, each warrant to purchase shares of Lightning Poker capital stock became exercisable for the same number of shares of the Company's common stock  on  the same terms and conditions.

Mr. Tecce is of counsel to the law firm of Buchanan Ingersoll & Rooney PC, which Lightning Poker retained for various legal matters in 2006, and 2007.  During the years ended December 31, 2006 and 2005 and for the nine months ended September 30, 2007 and 2006 fees and expenses incurred to that firm totaled $11,550, $0, $111,262 and $11,550 respectively.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

On January 29, 2008, Lightning Gaming, Inc. (formerly known as Red Pearl Acquisition Corp.), a Nevada corporation (“the Company”) consummated the Plan of Merger (the “Merger Agreement”) with LPI Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Lightning Poker, Inc. a Pennsylvania corporation (“Lightning Poker”).

Merger Sub was merged with and into Lightning  Poker (the “Merger”), with Lightning Poker being the surviving corporation.  Each of the outstanding shares of capital stock of Lightning Poker (“Lightning Poker Stock”) was converted into the right to receive one share of the Company's common stock (“Common Stock”).  Lightning Poker survived the Merger as a wholly-owned subsidiary of the Company. All the outstanding warrants  to purchase shares of Lightning Poker Stock became exercisable for an equal number of shares of Common Stock of the Company on the same terms and conditions, and similar treatment will be accorded to options for Lightning Poker Stock after the options and Common Stock allocated to the Company's stock option plan have been registered under the Securities Act of 1933, as amended. Upon the consummation of the Merger, the Company retired its  then outstanding Common Stock, all of which was  held by Lightning Poker’s sole director and executive officer, on terms which created no liability or continuing obligation of the Company for the payment of consideration as of the consummation of the Merger.

The following  unaudited pro forma condensed balance sheet has been prepared to reflect the Merger as if the Merger occurred on September 30, 2007. The unaudited pro forma condensed statements of operations reflect the Merger  as if the Merger occurred on January 1, 2007 and January 1, 2006. The Company commenced operations on March 1, 2007.

The unaudited pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred  if the Merger had been consummated as of the dates, or at the beginning of the periods, for which the Merger status is being given effect in the pro forma presentation.

Lightning Gaming, Inc.
Consolidating Pro Forma Balance Sheet
September 30, 2007
(Unaudited)

	Lightning Gaming, Inc.	Lightning Poker Inc.	Eliminations		Pro Forma
Assets
Current Assets
Cash	$-	$3,852,706	$-		$3,852,706
Accounts receivable	-	438,902	-		438,902
Inventory	-	728,939	-		728,939
Prepaid expenses	-	48,358	(40,000)	(b)	8,358
Total Current Assets	-	5,068,905	(40,000)		5,028,905

Property, plant and equipment, net	-	738,927	-		738,927

Other Assets	-	37,951	-		37,951

Total Assets	$-	$5,845,783	$(40,000)		$5,805,783

Liabilities and Stockholders' Deficit
Current Liabilities
Notes payable	$-	$1,428,719	$-		$1,428,719
Accounts payable	-	359,869	75,000	(d)	434,869
Accrued expenses	-	536,851	-		536,851
Total Current Liabilities		2,325,439	75,000		2,400,439

Long Term Notes Payable	-	6,600,655	-		6,600,655
Interest Payable	-	268,765	-		268,765
Total Long Term Debt	-	6,869,420	-		6,869,420

Stockholders' Deficit
Preferred Stock	-	-	-		-
Common Stock	3,000	-	1,645	(a)	4,645
Additional Paid in Capital	2,750	-	2,429,796	(a),(b)(c), (d)	2,432,546
Common Stock	-	2,546,441	(2,546,441)	(c)	0
Accumulated Deficit	(5,750)	(5,895,517)			(5,901,267)

Total Stockholder's Deficit	-	(3,349,076)	(115,000)		(3,464,076)

Total Liabilities and Stockholders’ Deficit	$-	$5,845,783	$(40,000)		$5,805,783

Lightning Gaming, Inc.
Consolidating Pro Forma Statement of Operations
For the Period From Inception (March 1, 2007) to March, 31, 2007
(Unaudited)

		Lightning Poker Inc.
	Lightning Gaming, Inc.	Year Ended December 31, 2006	Adjustments and Eliminations	Consolidating Pro Forma

Revenues
Sales of systems and parts	$-	$-	$-	$-
Lease revenues
Total revenues

Costs and operating expenses
Cost of products sold	-	-		-
Operating expenses	-	180,703	-	180,703
Research and development	-	1,550,314	-	1,550,314
Selling general & administrative expenses	300	1,138,494		1,138,794
Depreciation expense	-	47,357	-	47,357
Total costs and operating expenses	300	2,916,868	-	2,917,168

Operating loss	(300)	(2,916,868)	-	(2,917,168)

Non operating expense
Net interest expense	-	(95,970)	-	(95,970)

Net loss	$(300)	$(3,012,838)	$-	$(3,013,138)

Basic loss per share	$0.00			$(0.77)

Weighted average shares outstanding	3,000,000			3,922,205

Lightning Gaming, Inc.
Consolidating Pro Forma Statement of Operations
For the Nine Months ended September 30, 2007
(Unaudited)

		Ligthning Poker Inc.
	Lightning Gaming, Inc.	Nine Months Ended September 30, 2007	Adjustments and Eliminations	Consolidating Pro Forma
Revenues
Product sales	$-	$1,257,014	$-	$1,257,014
Lease revenues	-	148,679		148,679
Total revenues	-	1,405,693		1,405,693

Costs and operating expenses
Cost of products sold		604,889		604,889
Operating expenses	-	565,282	-	565,282
Research and development	-	1,004,767	-	1,004,767
Selling, general & administrative expenses	5,750	1,287,197		162,947
Depreciation expense	-	164,195	-	164,195
Total costs and operating expenses	5,750	3,626,330	-	3,632,080

Operating loss	(5,750)	(2,220,637)	-	(2,226,387)

Non operating income, expense
Net interest expenses	-	(454,706)	-	(454,706)
Other income	-	15,945		15,945
Net loss	$(5,750)	$(2,659,398)	$-	$(2,664,148)

Basic loss per share	$0.00			$(0.63)

Weighted average shares outstanding	3,000,000			4,206,283

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED CONSOLIDATING PRO FORMA BALANCE SHEET AT SEPTEMBER 30, 2007 AND THE  UNAUDITED CONSOLIDATING PRO FORMA STATEMENTS  OF OPERATIONS  FOR THE YEAR ENDED DECEMBER 31, 2006 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2007 ARE AS FOLLOWS:

(a)
effective January 29, 2008 Merger Sub was merged with and into Lightning  Poker with Lightning Poker being the surviving corporation.  Each of the outstanding shares of capital stock of Lightning Poker was converted into one share of common stock of the Company.  Lightning Poker survived the Merger as a wholly-owned subsidiary of the Company. Upon the consummation of the Merger the Company retired its previously outstanding shares and 4,644,785 shares of the Company's Common Stock were issued to the former Lightning Poker shareholders.

(b)	loan to Brian Haveson, Chairman and Chief Executive Officer of Lightning Poker, to purchase all the outstanding shares of the Company.
(c)	to consolidate Lightning Poker.
(d)	estimated Merger expenses.